SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 JANUARY 1, 2007
                Date of report (Date of earliest event reported)

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                       NANO SUPERLATTICE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                     000-50177                   95-4735252
(State or Other Juris-         (Commission File No.)          (IRS Employer
diction of Incorporation)                                   Identification No.)


    NO. 666, JHENSING RD, GUEISHAN TOWNSHIP, TAOYUAN COUNTY 333, TAIWAN, ROC
          (Address of principal executive offices, including zip code)

                               011-886-3-349-8677
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Alice Hwang, the Company's President and CEO, has made various loans to the Company which, to date, total approximately $1,800,000. The loans are non-interest bearing, have no set maturity date, and currently are not evidenced by any written loan agreements or notes.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a) The information in Item 1.01 is incorporated herein by reference.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On or about January 1, 2007, the Company entered into an employment agreement with Alice Hwang, the Company's President, CEO, and principal executive officer. The agreement has a term of one year with automatic one-year renewals, subject to each party's right to terminate on at least 90 days notice, and provides for Ms. Hwang to receive a salary of $37,000 per annum, the use of an automobile, and one-year options to purchase 1,500,000 shares of the Company's common stock at an exercise price of $0.01 per share. The employment agreement, including the grant of options thereunder, was not put into effect and has been terminated ab initio. The Company intends to execute a new employment agreement with Ms. Hwang on terms to be negotiated and agreed upon.

         On or about January 1, 2007, the Company entered into an employment agreement with Chien-Fang Wang, the Company's Vice President and principal financial officer. The agreement has a term of three years with automatic one-year renewals, subject to each party's right to terminate on at least 90 days notice, and provides for Mr. Wang to receive a salary of $18,500 per annum, and one-year options to purchase 200,000 shares of the Company's common stock at an exercise price of $0.01 per share. The employment agreement, including the grant of options thereunder, was not put into effect and has been terminated ab initio. The Company intends to execute a new employment agreement with Mr. Wang on terms to be negotiated and agreed upon.

         On or about January 1, 2007, the Company entered into an employment agreement with Mr. Yu-Chien Cheng, the Company's Chief Technology Officer. The agreement has a term of three years with automatic one-year renewals, subject to each party's right to terminate on at least 90 days notice, and provides for Mr. Cheng to receive a salary of $37,000 per annum, and one-year options to purchase 200,000 shares of the Company's common stock at an exercise price of $0.01 per share. The employment agreement, including the grant of options thereunder, was not put into effect and has been terminated ab initio. The Company intends to execute a new employment agreement with Mr. Cheng on terms to be negotiated and agreed upon.

         On or about January 1, 2007, the Company entered into an employment agreement with Alan Lew, the Company's Chief Operating Officer. The agreement has a term of one year, subject to each party's right to terminate on at least 60 days notice, and provides for Mr. Lew to receive a salary of $25,000 per annum, 20,000 shares of common stock within 30 days after the execution of the employment agreement, 45,000 shares of common stock each quarter during the term of the agreement, and a 3% commission on gross sales generated by Mr. Lew. The Agreement also provides that each quarter during the term of the employment agreement
Mr. Lew is eligible to receive warrants to purchase up to 50,000 shares of common stock, exercisable at $1 per share. The employment agreement, including the issuance of shares, options, and warrants thereunder, was not put into effect and has been terminated ab initio. The Company intends to execute a new employment agreement with Mr. Lew on terms to be negotiated and agreed upon.

                                   SIGNATURES:
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 20, 2007


                                   Nano Superlattice Technology, Inc.


                                   By: /s/ ALICE TZU-SHIA HWANG
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                                   Name: Alice Tzu-Shia Hwang
                                   Title:  President and Chief Executive Officer